UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2016

Target Corporation

(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Nicollet Mall, Minneapolis, Minnesota 55403

(Address of principal executive offices, including zip code)

(612) 304-6073

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2016, Target Corporation announced that Timothy R. Baer, Executive Vice President, Chief Legal Officer and Corporate Secretary, will move to a strategic advisory role on August 22, 2016. Accordingly, Mr. Baer will no longer be classified as an executive officer after August 22, 2016. Mr. Baer has agreed to remain employed by Target in this new role on an at-will basis to assist with the transition of his responsibilities and provide advisory services through July 1, 2017, after which he intends to retire.  In this new role, Mr. Baer will continue to receive his current base salary, target bonus opportunity for fiscal year 2016 performance, and other benefits he currently receives.

Item 7.01.                                        Regulation FD Disclosure.

Target Corporation issued the press release attached as Exhibit 99 to this Form 8-K on July 14, 2016.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

(99)                          Press Release issued July 14, 2016

The information furnished in this Item 9.01 shall not be deemed “filed” for any purpose, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation provisions in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: July 14, 2016	/s/ Stephanie A. Lundquist
Stephanie A. Lundquist
Executive Vice President and Chief Human Resources Officer

EXHIBIT INDEX

Exhibit	Description	Method of Filing
(99)	Press Release issued July 14, 2016	Furnished Electronically